UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2006

Coach Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19471	91-1942841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12330 SW 53rd Street, Suite 703 Cooper City, Florida	33330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 602-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2006, the Registrant and its wholly-owned subsidiary, Coach Financial Services, Inc. (“Coach Financial Services”) signed a Release and Covenant Not to Sue in favor of New World Lease Funding, LLC (“New World”). The Release and Covenant Not to Sue is described in further detail under Item 2.04 below.

Item 1.02. Termination of a Material Definitive Agreement.

On September 29, 2006, the Master Loan and Security Agreement – Motor Vehicles, dated December 16, 2004 (the “New World Loan Agreement”), between New World, as lender, and Coach Financial Services, as borrower, was terminated. Under the Agreement, New World advanced the purchase price of vehicles purchased by Coach Financial Services and leased to third parties. The obligation of Coach Financial Services to repay such advances was evidenced by promissory notes delivered to New World, which were secured by, among other things, a purchase money security interest in the motor vehicles and an assignment of the related leases. The material circumstances surrounding the termination of the New World Loan Agreement are described in Item 2.04 below.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On August 14, 2006, New World sold the portfolio of leases serving as collateral for advances under the New World Loan Agreement to satisfy indebtedness of approximately $1.3 million. The proceeds of the sale were approximately $1.4 million. New World has notified the Registrant and Coach Financial Services that New World will not make any further advances under the New World Loan Agreement. In connection with the sale of the leases, on September 29, 2006, the Registrant and Coach Financial Services signed a Release and Covenant Not to Sue in favor of New World. Under the Release and Covenant Not to Sue, the Registrant and Coach Financial Services released New World from all claims that they may have against New World, including claims that New World improperly liquidated the lease portfolio or otherwise breached the New World Loan Agreement, and agreed not to commence any action against New World in connection with any claims that were released under the Agreement. New World is obligated to pay the Registrant net proceeds from the disposition of the assets of approximately $52,000. The Registrant anticipates recognizing a loss on disposition of approximately $146,000, of which $65,000 relates to the accelerated amortization of the cost of shares issued to a former officer and director, John Gore, for his personal guarantee in September of 2005, and $42,000 for legal fees associated with the disposition.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Release and Covenant Not to Sue, dated September 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACH INDUSTRIES GROUP, INC.
(Registrant)

Date October 16, 2006

	By:	/S/ Steven H. Rothman
	Name:	Steven H. Rothman
	Title:	Chairman of the Board

Exhibit Index

Exhibit Number	Description
Exhibit 10.1	Release and Covenant Not to Sue, dated September 29, 2006.